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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 19, 2001



                               _________________


                                SERACARE, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                          1-13977                 95-4343492
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
      incorporation)                                         Identification No.)


              1925 Century Park East, Suite 1970, Los Angeles, CA     90067
                   (Address of principal executive offices)         (Zip Code)


                              ____________________
      Registrant's telephone number, including area code: (310) 772-7777


                                      N/A
         (Former name or former address, if changed since last report)
                               _________________
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Item 5.      OTHER EVENTS

     SeraCare, Inc. and its wholly-owned subsidiary, SeraCare Life Sciences, Inc. announced today that their agreement with Quest Diagnostics Incorporated for plasma donor collection will not be assigned to SeraCare Life Sciences, and will end in December.

     As a result, SeraCare will distribute the value of future unvested warrants, which were to have been part of the agreement, in the form of increased merger consideration to SeraCare shareholders, who will now receive a total of $6.8513 per share. On September 12, 2001, SeraCare's stockholders adopted an agreement to merge SeraCare, Inc. with Instituto Grifols, S.A., a subsidiary of Probitas Pharma, S.A.

     The text of the press release relating to the forgoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.      Financial Statements and Exhibits.

     (a)     Financial statements of businesses acquired.

             Not applicable.

     (b)     Pro forma financial information.

             Not applicable.

     (c)     Exhibits.

             The following exhibits are filed as a part of this report:

Exhibit No.  Description
-----------  -----------

   99.1      Text of press release of SeraCare, Inc. issued September 21, 2001.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SERACARE, INC.



                                        By:  /s/ Barry Plost
                                             -----------------------------
                                             Barry Plost
Date:  September 21, 2001                    President and Chief Executive
                                             Officer
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                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

   99.1      Text of press release of SeraCare, Inc. issued September 21, 2001.